UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 2, 2024, Identiv, Inc. (“Identiv”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Hawk Acquisition, Inc., a Delaware corporation (“Buyer”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, at the closing of the transactions contemplated thereby, Identiv will sell its physical security business (the “Physical Security Business”) to Buyer through the sale of certain of its assets, including all outstanding shares of Identiv Private Limited, a wholly-owned subsidiary of Identiv, in exchange for $145 million (the “Purchase Price”), subject to customary adjustments set forth in the Purchase Agreement, and the assumption of certain liabilities related to the Physical Security Business (collectively, the “Stock and Asset Sale”).

The completion of the Stock and Asset Sale and the other transactions contemplated by the Purchase Agreement (the “Closing”) is subject to customary conditions, including, (1) the approval of the Stock and Asset Sale by Identiv stockholders (the “Stockholder Approval”), (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any order that has the effect of enjoining or otherwise prohibiting the completion of the Stock and Asset Sale, (4) each party’s representations and warranties being true and correct as of the Closing, (5) each party’s material compliance with agreements, covenants and conditions, (6) obtaining clearance from the Committee on Foreign Investment in the United States, (7) obtaining approval under the United Kingdom National Security and Investment Act 2021, and (8) delivery of the Purchase Price. The Closing is not subject to the approval of Buyer’s stockholders or the receipt of financing by Buyer. Certain of Buyer’s obligations under the Purchase Agreement are guaranteed by Vitaprotech SAS.

The Purchase Agreement includes customary representations, warranties and covenants of Identiv and Buyer, including covenants to use their respective reasonable best efforts to consummate the transactions contemplated by the Purchase Agreement. Between the date of execution of the Purchase Agreement and the Closing, Identiv has agreed to conduct its and its subsidiaries’ business in the ordinary course of business and in a manner consistent with past practice and to comply with certain operating covenants.

Identiv also has agreed not to, and not to authorize, and to use reasonable best efforts not to permit, any of its representatives to solicit, initiate or knowingly facilitate or encourage any third-party alternative acquisition proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. Prior to the Stockholder Approval and subject to certain notice and other specified conditions, Identiv’s board of directors (the “Board”) may, in connection with a superior proposal (as defined in the Purchase Agreement), withdraw its recommendation in favor of adoption of the Purchase Agreement or terminate the Purchase Agreement to enter into a definitive Purchase Agreement providing for such superior proposal if, in each case, the Board determines in good faith that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties. Prior to the Stockholder Approval and subject to certain notice and other specified conditions, the Board also may withdraw its recommendation in favor of adoption of the Purchase Agreement (but not terminate the Purchase Agreement) if, in connection with a material event or circumstance (other than an inquiry or proposal with respect to an alternative acquisition transaction) that was not known or reasonably foreseeable to the Board (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to the Board) as of the date of the Purchase Agreement, it determines in good faith that a failure to take such action would reasonably be expected to result in a breach of its fiduciary duties.

The Purchase Agreement includes termination provisions for both Identiv and Buyer. The Purchase Agreement provides that Identiv will be required to pay Buyer a termination fee equal to $5.075 million if the Purchase Agreement is terminated (i) by Identiv to enter into an agreement in respect of a superior proposal as described above, (ii) by Buyer prior to the Stockholder Approval if the Board (A) withdraws its recommendation in favor of the adoption of the Purchase Agreement, (B) fails to include its recommendation in favor of the adoption of the Purchase Agreement in the proxy statement for the transaction, (C) fails to publicly reaffirm its recommendation in favor of the adoption of the Purchase Agreement in certain circumstances or fails to recommend against an alternative transaction that is a tender offer or exchange offer or (D) adopts or recommends a third-party alternative acquisition proposal (collectively, an “Adverse Recommendation Change”), (iii) by either party if the closing conditions are not fulfilled by the outside date defined in the Purchase Agreement, at a time where Buyer could terminate for an Adverse Recommendation Change or (iv) by either party due to the failure to obtain the Stockholder Approval at the stockholders meeting for such approval (including any adjournments and postponements thereof) and (x) an alternative acquisition proposal is made by a third party after the date of the Purchase Agreement and not withdrawn prior to the termination of the Purchase Agreement and (y) Identiv enters into a definitive agreement to consummate a third-party alternative acquisition proposal. Additionally, the Purchase Agreement provides that Identiv will reimburse Buyer’s expenses incurred in connection with the transaction up to a cap of $3.0 million in the aggregate in the event the Purchase Agreement is terminated by either party due to the failure to obtain the Stockholder Approval at the stockholders meeting for such approval (including any adjournments and postponements thereof).

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about Identiv, Buyer or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, as well as by information contained in each party’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Identiv, Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Identiv’s public disclosures.

Voting and Support Agreement

Concurrently with the execution of the Purchase Agreement, certain funds affiliated with Bleichroeder LP (the “Bleichroeder Holders”), entered into a voting and support agreement with Buyer (the “Voting and Support Agreement”) pursuant to which, among other things and subject to the terms and conditions therein, the Bleichroeder Holders agreed, in their capacities as holders of shares of Identiv’s common stock, $0.001 par value per share (“Common Stock”), and Series B convertible preferred stock, $0.001 par value per share (“Series B Preferred Stock”), to vote all shares of Common Stock and Series B Preferred Stock beneficially owned by the Bleichroeder Holders at the time of the stockholder vote on the Stock and Asset Sale in favor of adoption of the Purchase Agreement and the approval of the transactions contemplated by the Purchase Agreement, including the Stock and Asset Sale, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their shares of Common Stock and Series B Preferred Stock into, any competing offer or acquisition proposal. In addition, the Bleichroeder Holders waived appraisal rights and provided an irrevocable proxy to Buyer to vote in favor of the Stock and Asset Sale, including by voting for the adoption of the Purchase Agreement. As of the date of the Voting and Support Agreement, an aggregate of 2,884,495 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock, representing approximately 12.4% of the outstanding shares of Common Stock and 100% of the outstanding shares of Series B Preferred Stock, respectively, are subject to the Voting and Support Agreement.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ancillary Agreements

At the Closing, the parties intend to enter into certain additional agreements, including (i) a transition services agreement, pursuant to which each party will provide certain services of a transitional nature to the other party, and (ii) a trademark license, pursuant to which Identiv will grant Buyer an exclusive, perpetual, irrevocable, non-sublicensable and non-transferable (subject to certain exceptions), royalty-free, worldwide license to the “Identiv” trademark solely in connection with Buyer’s operation of the Physical Security Business, among others.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President, IoT Solutions

On April 1, 2024, the Board appointed Kristen F. Newquist as President, IoT Solutions, effective April 15, 2024.

Ms. Newquist, age 57, joins Identiv from Avery Dennison Corporation (NYSE: AVY), a global materials science and digital identification solutions company, where she held various roles, including as Global Vice President, Global Healthcare and Product Line Management at Avery Dennison Smartrac from October 2022 to September 2023, Global Vice President/General Manager at Avery Dennison Medical from June 2016 to October 2022, Vice President, Global Business Development at Avery Dennison Medical from June 2011 to June 2016, and Director of New Growth Platforms at Avery Dennison Corporation from May 2007 to June 2011. Prior to Avery Dennison, Ms. Newquist served as a Director at Copia Associates LLC, a private investment firm, from March 2005 to May 2007. From August 2001 to January 2005, Ms. Newquist served as Vice President, Corporate Development at Ancora Management Group, a mail services company that was acquired by Pitney Bowes Inc. (NYSE: BPI), a global shipping and mailing company, in November 2004. She also served as Director of Project Management at Iwerks Entertainment, a designer and manufacturer of software-based entertainment attractions, from January 1990 to August 1996. Ms. Newquist holds a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from the Anderson School at University of California, Los Angeles.

Pursuant to an offer letter (the “Letter Agreement”), Ms. Newquist will receive an annual base salary of $400,000 and, subject to the Board’s approval, Ms. Newquist will receive 200,000 restricted stock units (“RSUs”) under Identiv’s 2011 Incentive Compensation Plan, which will vest over four years with 25% vesting on the first anniversary of her appointment and the remaining 75% vesting quarterly over 12 quarters, subject to Ms. Newquist’s continued employment with Identiv through the applicable vesting dates. In addition, Ms. Newquist will be eligible to earn up to $300,000 in annual variable compensation and 200,000 RSUs, each based on the level of achievement of performance metrics to be established by the Compensation Committee of the Board. Ms. Newquist is eligible to participate in Identiv’s employee benefits programs.

Pursuant to the Letter Agreement, Ms. Newquist is also entitled to severance benefits. If she is terminated without Cause (as defined in such Letter Agreement), she is entitled to a payment equal to 12 months of her base salary and benefits, and an additional 12 months of accelerated vesting of her RSUs. Ms. Newquist also entered into Identiv’s standard form of indemnification agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding between Ms. Newquist and any other person pursuant to which she was selected as an officer of Identiv. Additionally, there are no family relationships between Ms. Newquist any of Identiv’s directors or executive officers, and Ms. Newquist has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Anticipated Departure of Chief Executive Officer

Pursuant to the terms of the Purchase Agreement, Steven Humphreys is expected to resign from his position as Identiv’s Chief Executive Officer and join an affiliate of Vitaprotech Group SAS, effective upon the Closing. Ms. Newquist is expected to assume the role of Identiv’s Chief Executive Officer upon Mr. Humphreys’ departure.

Item 7.01	Regulation FD Disclosure.

On April 3, 2024, Identiv issued a press release announcing entry into the Purchase Agreement, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.2. On April 3, 2024, Identiv intends to hold a conference call to discuss the transactions contemplated by the Purchase Agreement. A copy of the materials to be used in connection with such conference call is furnished with this Current Report on Form 8-K as Exhibit 99.3.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth be specific reference in such a filing.

* * *

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: Identiv’s strategy, opportunities, focus and goals; expected benefits of the transaction; expected amount of proceeds from the transaction; the terms and conditions related to the transaction, including stockholder and regulatory approvals; the timing of the closing of the transaction; and expectations with respect to the change in management following the completion of the transaction. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from Identiv’s stockholders or regulatory approvals are not obtained; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; potential litigation relating to the transaction and the effects of any outcome related thereto; the ability of each party to consummate the transaction on a timely basis, or at all; the failure of the transaction to close for any reason; any purchase price adjustments to the amount of proceeds from the transaction; risks that the transaction disrupts current business, plans and operations of Identiv or its business prospects; diversion of management’s attention from Identiv’s ongoing business; the ability of Identiv to retain and hire key personnel; the effect of the change in management following the completion of the transaction; competitive responses to the transaction; costs, fees or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy; Identiv’s ability to satisfy customer demand and expectations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; industry trends and seasonality; the impact of macroeconomic conditions and customer demand, inflation and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to Identiv as of the date of this Current Report on Form 8-K and Identiv undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Identiv intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for approval of the transaction (the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY IDENTIV AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Identiv free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Participants in the Solicitation

Identiv, its directors, director nominees, certain of its officers, and other members of management and employees (as set forth below) are or may be deemed to be “participants” (each a “Participant” and collectively, the “Participants”) in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the Purchase Agreement.

Information about Identiv’s executive officers and directors, including compensation, is set forth in the sections entitled “Election of Directions,” “Executive Compensation,” including “Executive Compensation—Compensation Discussion and Analysis,” and “Corporate Governance—Compensation of Directors” of Identiv’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, filed with the SEC on April 28, 2023 (the “2023 Proxy Statement”), as well as its Current Reports on Form 8-K filed with the SEC on April 13, 2023 and October 11, 2023.

As of March 31, 2024, each Participant, other than Gary Kremen and James E. Ousley, set forth below beneficially owned less than 1% of Identiv’s issued and outstanding Common Stock. Information about the ownership of Common Stock by Identiv’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement. To the extent holdings by the directors and executive officers of Identiv securities reported in the 2023 Proxy Statement have changed, such changes have been reflected in Form 4s filed with the SEC as set forth next to such executive officer’s or director’s name below. Any further changes will be reflected in Forms 3, 4 or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Directors*^	Security Ownership of Directors	Certain Officers and Other Employees*	Security Ownership of Executive Officers
Laura Angelini	Form 4 filed on August 2, 2023.	Steven Humphreys (Chief Executive Officer and Director)	Form 4s filed on May 2, 2023, May 10, 2023, May 11, 2023, May 15, 2023, June 2, 2023, July 5, 2023, August 2, 2023, September 1, 2023, October 2, 2023, November 2, 2023, December 1, 2023, January 2, 2024, February 1, 2024, March 1, 2024, and April 1, 2024.
Gary Kremen	Form 4 filed on August 2, 2023.	Justin Scarpulla (Chief Financial Officer and Secretary)	N/A
Richard E. Kuntz, M.D.	Form 4 filed on August 2, 2023.
James E. Ousley	Form 4 filed on August 2, 2023.

*	The business address is 2201 Walnut Avenue, Suite 100, Fremont, California 94538.
^	Excludes Steven Humphreys, Identiv’s Chief Executive Officer, who is listed under “Certain Officers and Other Employees.”

In addition, each of Bleichroeder LP and Bleichroeder Holdings LLC (together, “Bleichroeder”) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the Purchase Agreement. Information about the ownership of securities of Bleichroeder is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement and Amendment No. 1 to the Schedule 13D filed by Bleichroeder on October 23, 2023. Any further changes will be reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1#	Stock and Asset Purchase Agreement dated April 2, 2024 between Identiv, Inc. and Hawk Acquisition, Inc.

10.1*	Offer Letter dated March 14, 2024 between Identiv, Inc. and Kirsten F. Newquist.

99.1#	Voting and Support Agreement dated April 2, 2024 by and among Hawk Acquisition, Inc. and each of the entities named therein.

99.2	Press Release dated April 3, 2024 issued by Identiv, Inc.

99.3	Investor Presentation dated April 3, 2024.

104	Cover page Interactive data file (embedded within the inline XBRL document).

#

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. Identiv agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Denotes management compensatory contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

April 3, 2024	By:	/s/ Justin Scarpulla
Justin Scarpulla Chief Financial Officer